Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38196, 333-66030, 333-124634, 333-150693, 333-173903 and 333-188429) of GlassBridge Enterprises, Inc. (formerly known as Imation Corp.) of our report dated March 15, 2016 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 24, 2017